As filed with the Securities and Exchange Commission on May 8, 2025

Registration No. 333-

_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

The Oncology Institute, Inc.

(Exact name of registrant as specified in its charter)

____________________

Delaware	84-3562323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18000 Studebaker Road, Suite 800

Cerritos, California

(562) 735-3226

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Virnich

Chief Executive Officer

18000 Studebaker Rd., Suite 800

Cerritos, California 90703

(562) 735-3226

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven B. Stokdyk, Esq.

Brent T. Epstein, Esq.

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

(213) 485-1234

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 8, 2025.

PROSPECTUS

The Oncology Institute, Inc.

27,924,611 Shares

Common Stock

Offered by the Selling Securityholders

This prospectus relates to the resale from time to time of up to an aggregate of 27,924,611 shares of our common stock, $0.0001 par value per share, or our common stock, by the selling securityholders identified in this prospectus, or collectively with any donees, pledgees, assignees, transferees or other successors-in-interest, the Selling Securityholders, consisting of (v) 12,006,510 shares of our common stock presently issued and outstanding, (x) 2,886,614 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock held by certain Selling Securityholders, or the Pre-Funded Warrants, (y) 9,308,204 shares of our common stock issuable upon the exercise of outstanding common warrants to purchase shares of our common stock held by certain Selling Securityholders, or the Common Warrants, and, together with the Pre-Funded Warrants, the Warrants, and (z) 3,723,283 shares of our common stock issuable upon the conversion of shares of our Series A Common Equivalent Convertible Preferred Stock, or the Series A Preferred Stock, upon the satisfaction of specified conditions set forth in the agreements pursuant to which the common stock, Prefunded Warrants and Common Warrants offered hereby were issued. The Warrants may be exercised in whole or in part at the discretion of the holder, subject to the limitations set forth therein. This prospectus provides you with a general description of the securities.

The Selling Securityholders may offer and sell shares of our common stock from time to time, together or separately. For more information on possible methods of sale by the Selling Securityholders, refer to the section of this prospectus entitled “Plan of Distribution”. We will not receive any proceeds from the resale or other disposition of the shares of common stock by the Selling Securityholders. However, we will receive the proceeds of any cash exercise of the Warrants. If all of the Warrants are exercised for cash, we will receive aggregate proceeds of approximately $11.2 million. See “Use of Proceeds” beginning on page 6 of this prospectus for more information.

Investing in our SECURITIES involves risks. See the “Risk Factors” on page 5 of this prospectus and any similar section contained in ANY applicable prospectus supplement concerning factors you should consider before investing in our SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TOI.” On May 7, 2025, the last reported sale price of our common stock on Nasdaq Capital Market was $2.75 per share.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 27,924,611 shares of common stock from time to time in one or more offerings as described in this prospectus. If required in connection with the offer and sale by the Selling Securityholders of our securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and the applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “TOI” and the “Company” in this prospectus refer to The Oncology Institute, Inc. (f/k/a DFP Healthcare Acquisitions Corp.). When we refer to “you,” we mean the potential holders of the applicable series of securities.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus and the documents incorporated by reference herein, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	expectations and assumptions about growth rate and market opportunity of TOI;
•	our public securities’ potential liquidity and trading;
•	our ability to raise financing in the future;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;
•	the impact of the regulatory environment and complexities with compliance related to such environment;
•	the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity;
•	failure to continue to meet, or to cure any deficiency, with respect to stock exchange listing standards;
•	factors relating to the business, operations and financial performance of TOI, including:
o	the potential short and long-term impact of a re-emergence of COVID-19 variants or any other pandemic, epidemic or similar broad health-related outbreaks;
o	the ability of TOI to maintain an effective system of internal controls over financial reporting;
o	the ability of TOI to grow market share in its existing markets or any new markets it may enter;
o	the ability of TOI to respond to general economic conditions;
o	the ability of TOI to manage its growth effectively;
o	the ability of TOI to achieve and maintain profitability in the future;
o	the ability of TOI to attract new patients;
o	the ability to recognize and react to changes in TOI’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector;
o	continued reimbursement from third-party payors; and
o	other factors detailed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.
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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is https://theoncologyinstitute.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2025.
•	Our Current Reports on Form 8-K filed with the SEC on February 26, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March 25, 2025 (except for information furnished in Item 7.01 therein and all exhibits related thereto), March 27, 2025, April 11, 2025 and May 7, 2025.
•	The description of our Common Stock contained in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

The Oncology Institute, Inc.

18000 Studebaker Rd., Suite 800

Cerritos, California 90703

(562) 735-3226

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

The Company is a leading value-based oncology company that manages community-based oncology practices for the Company and for independent oncology practices that together serve patients at 86 clinic locations across 16 markets and five states throughout the United States. The Company commenced operations in Oregon in October 2024. As of December 31, 2024, our community-based oncology practices are staffed with 130 oncologists and advanced practice providers. 72 of these clinics are staffed with 119 providers employed by our affiliated physician-owned professional corporations, which provided care for more than 72,000 patients in 2023 and 2024, respectively, and managed a population of approximately 1.9 million patients under value-based agreements as of December 31, 2024. The Company also provides management services to 14 clinic locations owned by independent oncology practices. The Company’s mission is to heal and empower cancer patients through compassion, innovation, and state-of-the-art medical care.

Corporate Information

We were incorporated as a Delaware corporation in November 2019. Our principal executive offices are located at 18000 Studebaker Rd, Suite 800, Cerritos, California 90703, and our telephone number is (562) 735-3226. Our website address is https://theoncologyinstitute.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations, or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

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USE OF PROCEEDS

We will not receive any of the proceeds from the resale or other disposition of common stock being offered by any of the Selling Securityholders.

We will receive the proceeds of any cash exercise of the Warrants. If all of the Warrants were exercised for cash, we would receive aggregate proceeds of approximately $11.2 million. We intend to use the net proceeds from any cash exercise of the Warrants to support organic growth and working capital needs.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Third Amended and Restated Certificate of Incorporation, dated as of November 12, 2021, or our Charter, our Amended and Restated Bylaws, or our Bylaws, the Certificate of Designation of Preferences, Rights and Limitations of Series A Common Stock Equivalent Convertible Preferred Stock, as amended, or the Certificate of Designation, dated November 22, 2021, each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware, or the DGCL.

Our authorized capital stock consists of

•	500,000,000 shares of common stock, par value $0.0001 per share; and
•	10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption provisions or sinking fund provisions applicable to the common stock. All shares of our common stock that are outstanding are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of the common stock are subject to those of the holders of any shares of our preferred stock that the board of directors may authorize and issue in the future.

Preferred Stock

Under the terms of the certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. The board of directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

Series A Common Equivalent Preferred Stock

Each share of Series A Preferred Stock is convertible into 100 shares of common stock (subject to adjustment) at the option of the holder thereof and, in limited circumstances, at the election of the Company, subject to the beneficial ownership limitation described below. Each share of Series A Preferred Stock is entitled to a de minimis liquidation preference of $0.0001 per share. The Series A Preferred Stock does not have any voting rights (except in certain circumstances related to the Series A Preferred Stock). The terms of the Series A Preferred Stock otherwise are substantially equivalent to the terms of the common stock. The ability of a holder to convert shares of Series A Preferred Stock into common stock is prohibited to the extent that, upon such conversion, such holder, its affiliates and other persons whose ownership of common stock would be aggregated with that of such holder for purposes of Section 13(d) of the Exchange Act, would exceed 4.9% of the total number of shares of common stock then outstanding.

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Warrants

Common Warrants

The Common Warrants are exercisable beginning on March 26, 2025 and will expire on March 26, 2030. The Common Warrants were issued in both certificated and book-entry form.

A holder of a Common Warrant does not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.9% (or, if the holder so elected prior to the issuance of any Common Warrants, either 4.99%, 9.99% or 19.99%).

Each Common Warrant has an initial exercise price per share equal to $1.1980. The holder may exercise each Common Warrant for cash or through a “cashless exercise” as described below, in each case, during the exercise period described above. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Holders may exercise each Common Warrant through a “cashless exercise,” whereby, the holder will receive upon such exercise, the net number of shares of common stock determined according to the formula set forth in the Common Warrant, equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the applicable market price of the Company’s common stock (as set forth in the Common Warrant), (B) equals the exercise price of the warrant, and (X) equals the number of warrants shares issuable upon exercise of the warrant (if such exercise, hypothetically, were instead by means of a cash exercise rather than a cashless exercise).

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants on any securities exchange or recognized trading system, including the Nasdaq. Without an active market, the liquidity of the Common Warrants will be limited.

In the event of a fundamental transaction, as described in the Common Warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the Common Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Common Warrants.

Amendments and waivers of the terms of Common Warrants require the written consent of the holders of the Common Warrants then outstanding and us.

The Common Warrants were issued pursuant to the terms of either a Securities Purchase Agreement, or the Purchase Agreement, between the Company and certain of the Selling Securityholders and an Exchange Agreement, or the Exchange Agreement, between the Company and certain other of the Selling Securityholders. The Common Warrants issued pursuant to the terms of the Exchange Agreement are substantially the same as the Common Warrants issued pursuant to the Purchase Agreement.

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Pre-Funded Warrants

The Pre-Funded Warrants are exercisable beginning on March 26, 2025 and will expire on March 26, 2030. The Pre-Funded Warrants were issued in both certificated and book-entry form.

A holder of a Pre-Funded Warrant does not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.9% (or, upon election by the holder prior to the issuance of any Common Warrants, either 4.99%, 9.99% or 19.99%).

Each Pre-Funded Warrant has an initial exercise price per share equal to $0.0001. The holder may exercise each Pre-Funded Warrant for cash or through a “cashless exercise” as described below, in each case, during the exercise period described above. The exercise price and number of shares of common stock issuable upon exercise is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Holders may exercise each Pre-Funded Warrant through a “cashless exercise,” whereby, the holder will receive upon such exercise, the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant, equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the applicable market price of the Company’s common stock (as set forth in the Pre-Funded Warrant), (B) equals the exercise price of the Pre-Funded Warrant, and (X) equals the number of shares issuable upon exercise of the Pre-Funded Warrant (if such exercise, hypothetically, were instead by means of a cash exercise rather than a cashless exercise).

There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or recognized trading system, including the Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

In the event of a fundamental transaction, as described in the Pre-Funded Warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the Pre-Funded Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Amendments and waivers of the terms of Pre-Funded Warrants require the written consent of the holders of the Pre-Funded Warrants then outstanding and us.

The Pre-Funded Warrants were issued pursuant to the terms of the Purchase Agreement and are substantially the same as the Common Warrants issued pursuant to the Exchange Agreement and Purchase Agreement.

Redeemable Warrants

In connection with the Company’s initial public offering, the Company issued redeemable warrants, or the Public Warrants, as a component of units issued on March 10, 2020. A description of the Public Warrants is included in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025.

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Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon many factors, including our financial condition, results of operations, projections, liquidity, earnings, legal requirements, restrictions in its debt agreements and other factors that our board of directors deems relevant.

Anti-Takeover Provisions

Authorized but Unissued Shares

Our Charter authorizes 510,000,000 shares of capital stock, consisting of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, including the 213,000 shares of Series A Preferred Stock.

Exclusive Forum for Certain Lawsuits

Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action, suit or proceeding asserting a breach of fiduciary duty owed by any current or former director, officer, stockholder or employee of the company to the company or our stockholders; (iii) any action, suit or proceeding asserting a claim against us arising under the DGCL, our certificate of incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or stockholder governed by the internal affairs doctrine, and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to (A) the personal jurisdiction of the state and federal courts within Delaware and (B) service of process on such stockholder’s counsel. The provision of our Charter described in the immediately preceding sentence does not apply to (i) suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) any action arising under the Securities Act, as to which the federal district court for the United States of America shall have exclusive jurisdiction. Special Meeting of Stockholders

Special Meetings of Stockholders

Our Charter provides that special meetings of our stockholders may be called at any time by the board of directors acting pursuant to a resolution adopted by the board of directors, the chairperson of the board of directors, the Chief Executive Officer or President, subject to the rights of holders of any series of preferred stock then outstanding.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under our Bylaws, the deadline for submitting a stockholder proposal (other than pursuant to Rule 14a-8 promulgated under the Exchange Act) or a nomination for director that a stockholder intends to present at an annual meeting of stockholders is no later than the close of business on the 90th day, nor earlier than the 120th day prior to the anniversary date of the immediately preceding annual meeting. Therefore, if the notice is received before the 90th day or after the 120th day, it will be considered untimely, and we will not be required to present it at the applicable annual meeting. If we did not hold an annual meeting the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us. In accordance with our Bylaws, the deadline for stockholders to submit director nominations is the same deadline as for stockholder proposals.

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In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than no later than 60 days prior to the anniversary of the previous year's annual meeting date, except that, if the registrant did not hold an annual meeting during the previous year, or if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the registrant.

Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws.

Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other outstanding class or series of our stock, the Charter does not permit our holders of Common Stock to act by consent in writing.

Dissenter’s Rights of Appraisal and Payment

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances.

Stockholders’ Derivative Actions

Under the DGCL, any of stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Conflicts of Interest

Our Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our directors or their affiliates, other than those directors or affiliates who are our or our subsidiaries’ employees. Our Charter provides that, to the fullest extent permitted by law, none of the our directors who are not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any fiduciary duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. Our Charter does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer. To the fullest extent permitted by law, a business opportunity will not be deemed to be a potential corporate opportunity for us if we are neither financially nor legally able, nor contractually permitted to undertake the opportunity, the opportunity is not in the line of our business or is of no practical advantage to us or it is one in which we have no interest or reasonable expectancy.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

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Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing lawsuits against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent, Warrant Agent and Registrar

The transfer agent for our capital stock is Continental Stock Transfer & Trust Company. We agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Listing of Securities

The shares of common stock are listed on Nasdaq under the symbol “TOI.”

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SELLING SECURITYHOLDERS

This prospectus relates to the resale from time to time of up to an aggregate of 27,924,611 shares of our Class A common stock, or common stock, by the Selling Securityholders, pursuant to either the Purchase Agreement or the Exchange Agreement, which consist of (v) 12,006,510 shares of our common stock presently issued and outstanding, (x) 2,886,614 shares of our common stock issuable upon the exercise of outstanding Pre-Funded Warrants, (y) 9,308,204 shares of our common stock issuable upon the exercise of outstanding Common Warrants, and (z) 3,723,283 shares of our common stock issuable upon the conversion of shares of Series Preferred Stock.

On March 24, 2025, we entered into the Purchase Agreement with certain of the Selling Securityholders, pursuant to which we sold in a private placement (i) 12,006,510 shares of our common stock, (ii) accompanying Pre-Funded Warrants to purchase up to 2,886,614 shares of our common stock, and (iii) accompanying Common Warrants to purchase up to 7,446,562 shares of our common stock, for an aggregate purchase price of $16,444,698.86.

On March 24, 2025, we entered into the Exchange Agreement with certain other of the Selling Securityholders, pursuant to which we exchanged with them an aggregate of approximately $4.1 million aggregate principal amount of our senior secured convertible notes held by the those Selling Securityholders in exchange for (i) 37,232.83 shares of Series A Preferred Stock, convertible into an aggregate of 3,723,283 shares of common stock, and (ii) Common Warrants exercisable for an aggregate of 1,861,642 shares of common stock.

The Common Warrants and shares of Series Preferred Stock contain a beneficial ownership limitation (the “Exercise Limit”), preventing the exercise or conversion thereof if and to the extent that upon the exercise or conversion thereof the holder thereof, together with its affiliates and other persons whose ownership of common stock would be aggregated with that of such holder for purposes of Section 13(d) of the Exchange Act, would have beneficial ownership of greater than 4.9%, 4.99%, 5.99% or 19.99% of the outstanding shares of Common Stock, as applicable to that holder. Shares issuable upon all outstanding Common Warrants and shares of Series A Preferred Stock are included in the table below, regardless of the applicable Exercise Limit.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by each Selling Securityholder. The number of shares beneficially owned by each Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power. Each of the Selling Securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder unless noted otherwise. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering (including all shares of common stock issuable upon exercise of the Pre-Funded Warrants, the Common Warrants and the Series A Preferred Stock, without regard to any applicable Exercise Limit).

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The information in the following table reflects ownership as of April 30, 2025 and, as to each Selling Securityholder, has been provided to us by or on behalf of the Selling Securityholders and the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A Selling Securityholder may sell all, some or none of its securities in this offering. See the section titled “Plan of Distribution.”

Selling Securityholder	Number of Shares Beneficially Owned prior to Offering	Number of Shares Offered by this Prospectus	Number of Shares Beneficially Owned after Offering (1)	Owned after Offering (1)
Parian Global TOI LP (2)	9,382,621	8,829,921	552,700	*
M33 Growth I L.P. (3)	19,331,730	4,075,347	15,256,383	14.51%
Deerfield Partners, L.P. (4)	18,059,813	2,538,348	15,521,465	4.90%
Deerfield Private Design Fund IV, L.P. (5)	12,383,981	508,229	11,875,752	4.90%
Deerfield Private Design Fund V, L.P. (6)	7,095,431	2,538,348	4,557,083	4.90%
NEEM Partners LLC (7)	5,841,333	5,841,333	—	—
Richard Barasch (8)	3,234,765	2,037,672	1,197,093	1.06%
Mark Pacala (9)	511,921	135,843	376,078	*
Niraj Javeri (10)	1,579,224	679,224	900,000	*
AJAVERI RD LLC (11)	371,689	271,689	100,000	*
Andrew Ralph (12)	271,689	271,689	—	—
Brad Hively (13)	2,619,338	67,920	2,551,418	2.38%
Daniel Virnich (14)	1,682,845	33,960	1,648,885	1.55%
Karen Johnson (15)	221,521	54,336	167,185	*
Yale Podnos (16)	314,904	13,584	301,320	*
Jeremy Castle (17)	84,595	13,584	71,011	*
Robert Carter (18)	60,413	13,584	46,829	*

______________________

*        Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)	Number of shares outstanding after Offering and related beneficial ownership percentage after Offering are based on 89,194,112 currently outstanding shares of common stock, 9,308,204 shares of common stock subject to Common Warrants that can be resold under this registration statements, 2,886,614 shares of common stock subject to Pre-Funded Warrants that can be resold under this registration statement, and 3,723,283 shares of common stock subject to Series A Preferred Stock that can be resold under this registration statement, and assumes the resale of all of the beneficially owned shares of common stock covered by this prospectus, which would result in an aggregate of 105,112,213 shares of common stock outstanding after Offering. In computing the number of shares beneficially owned by a Selling Securityholder and their percentage ownership, shares of common stock subject to options, RSUs, certain shares of Series A Preferred Stock, warrants or other rights held by such Selling Securityholder that are currently exercisable or convertible or will become exercisable or convertible within 60 days of April 30, 2025 and that are not subject to resale under this registration statement, are considered outstanding for the holder of such securities, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other Selling Securityholder.
(2)	Consists of (i) 3,552,700 shares of common stock held by Parian Global TOI LP, or Parian Global, (ii) 2,943,307 shares of common stock issuable pursuant to Common Warrants held by Parian Global, and (iii) 2,886,614 shares of common stock issuable pursuant to Pre-Funded Warrants held by Parian Global. The Common Warrants and Pre-Funded Warrants are subject to a 9.99% Exercise Limit.
(3)	Consists of (i) 16,420,701 shares of common stock held byM33 Growth I L.P, or M33, (ii) 1,552,580 shares of common stock held by TOI M, LLC, or TOI M, and (iii) 1,358,449 shares of common stock issuable pursuant to Common Warrants held by M33. Based on Amendment No. 3 to the Schedule 13D filed by M33, M33 Growth I GP LLC, or M33 LLC, and TOI M on March 28, 2025, M33 LLC is the general partner of M33 and possesses voting and dispositive power over the shares held by M33. Michael Anello, Gabriel Ling and Brian Shortsleeve serve as the managers of M33 LLC and TOI M. M33 is a member of TOI M. Mr. Ling is a member of the Company’s Board of Directors. The Common Warrants held by M33 are subject to a 19.99% Exercise Limit.

(4)	The reported shares beneficially owned by Deerfield Partners, L.P., or Deerfield Partners, include: (i) 1,637,469 shares of common stock held by Deerfield Partners; (ii) 9,218,455 shares of common stock issuable upon conversion of shares of Series A Preferred Stock held by Deerfield Partners; (iii) 2,646,806 shares of common stock issuable upon exercise of warrants held by Deerfield Partners, (including 138,133 warrants that may be released to Deerfield Partners based on the terms of that certain Agreement and Plan of Merger, dated June 28, 2021, to which the Company is a party, or the 2021 Merger Agreement); and (iv) 4,557,083 shares of common stock issuable upon conversion of convertible notes. The terms of the Series A Preferred Stock, convertible notes and warrants prohibit the conversion or exercise thereof, as applicable, to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed a 4.9% Exercise Limit. Accordingly, notwithstanding the number of shares reported, Deerfield Partners disclaims beneficial ownership of the shares of common stock issuable upon conversion or exercise, as applicable, of such Series A Preferred Stock, convertible notes and warrants to the extent that upon such conversion or exercise the number of shares beneficially owned by Deerfield Partners, its affiliates and any such group members, in the aggregate, would exceed the 4.9% Exercise Limit. The address of the selling securityholder is c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010.

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(5)	The reported shares beneficially owned by Deerfield Private Design Fund IV, L.P., or Deerfield Private Design Fund IV, include: (i) 1,637,470 shares of common stock held by Deerfield Private Design Fund IV; (ii) 7,865,042 shares of common stock issuable upon conversion of Series A Preferred Stock held by Deerfield Private Design Fund IV; (iii) 1,970,100 shares of common stock issuable upon exercise of warrants held by Deerfield Private Design Fund IV (including 138,133 warrants that may be released to Deerfield Private Design Fund IV based on the terms of the 2021 Merger Agreement); and (iv) 911,369 shares of common stock issuable upon conversion of convertible notes. The terms of the Series A Preferred Stock, convertible notes and warrants prohibit the conversion or exercise thereof, as applicable, to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed the 4.9% Exercise Limit. Accordingly, notwithstanding the number of shares reported, Deerfield Private Design Fund IV disclaims beneficial ownership of the shares of common stock issuable upon conversion or exercise of such Series A Preferred Stock, convertible notes and warrants to the extent that upon such conversion or exercise the number of shares beneficially owned by Deerfield Private Design Fund IV, its affiliates and any such group members, in the aggregate, would exceed the 4.9% Exercise Limit. The address of the selling securityholder is c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010.
(6)	The reported shares beneficially owned by Deerfield Private Design Fund V, L.P., or Deerfield Private Design Fund V, consist of (i) 1,692,232 shares of common stock issuable upon conversion of Series A Preferred Stock held by Deerfield Private Design Fund V, (ii) 846,116 shares of common stock issuable upon exercise of warrants held by Deerfield Private Design Fund V, and (iii) 4,557,083 shares of common stock issuable upon conversion of convertible notes. The terms of such Series A Preferred Stock, warrants and convertible notes prohibit the conversion or exercise thereof, as applicable, to the extent that, upon such conversion or exercise, the number of shares of common stock then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed the 4.9% Exercise Limit. Accordingly, notwithstanding the number of shares reported, Deerfield Private Design Fund V disclaims beneficial ownership of the shares of common stock issuable upon conversion or exercise of such Series A Preferred Stock, convertible notes and warrants, to the extent that upon such conversion or exercise, as applicable, the number of shares beneficially owned by Deerfield Private Design Fund V, its affiliates and any such group members, in the aggregate, would exceed the 4.9% Exercise Limit. The address of the selling securityholder is c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010.
(7)	Consists of (i) 3,894,222 shares of common stock held by NEEM Partners LLC, or NEEM, and (ii) 1,947,111 shares of common stock issuable pursuant to Common Warrants held by NEEM. Prashant Gupta has voting and dispositive power over these shares. The Common Warrants are subject to a 4.99% Exercise Limit.
(8)	Consists of (i) 337,193 shares of common stock held by Richard Barasch, (ii) 620,400 shares of common stock issuable upon conversion of Series A Preferred Stock held by the Helen Barasch Family Trust #1, or the Barasch Family Trust, (iii) 159,500 shares of common stock issuable upon conversion of Series A Preferred Stock held by Mr. Barasch, (iv) 1,358,448 shares of common stock held by RAB Ventures (DFP) LLC, or RAB, (v) 679,224 shares of common stock issuable pursuant to Common Warrants held by RAB, and (vi) 80,000 shares of common stock subject to restricted stock units, or RSUs held by Mr. Barasch, that will vest within 60 days following April 30, 2025. Mr. Barasch, acting as an investment advisor with respect to the Barasch Family Trust, and as managing member of RAB, has dispositive and voting power over the securities held by these entities, but expressly disclaims beneficial ownership of the securities held by the Barasch Family Trust, except to the extent of any pecuniary interest therein. Mr. Barasch is the Chairman of our Board of Directors. The Common Warrants and Series A Preferred Stock are subject to a 4.9% Exercise Limit.

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(9)	Consists of (i) 84,409 shares of common stock held by Mark Pacala, (ii) 90,652 shares of common stock held by Pacala Enterprises, LLC, or Pacala Enterprises, (iii) 50,000 shares of common stock subject to RSUs held by Mr. Pacala, that will vest within 60 days following April 30, 2025, (iv) 241,579 shares of common stock subject to options held by Mr. Pacala that are exercisable or will become exercisable within 60 days following April 30, 2025, and (v) 45,281 shares of common stock issuable pursuant to Common Warrants held by Pacala Enterprises, which are subject to a 4.99% Exercise Limit. Mr. Pacala has voting and dispositive control over the shares held by Pacala Enterprises. Mr. Pacala is a member of the Company’s Board of Directors.
(10)	Consists of (i) 1,352,816 shares of common stock held by Niraj Javeri, and (ii) 226,408 shares of common stock issuable pursuant to Common Warrants held by Mr. Javeri, which are subject to a 4.99% Exercise Limit.
(11)	Consists of (i) 181,126 shares of common stock held by AJAVERI RD LLC, or Ajaveri, (ii) 90,563 shares of common stock issuable pursuant to Common Warrants held by Ajaveri, which are subject to a 4.9% Exercise Limit, and (iii) 100,000 shares of common stock held by Swati Javeri. Akshay Javeri has voting and dispositive control over the securities held by Ajaveri, and is the spouse of Ms. Javeri.
(12)	Consists of (i) 181,126 shares of common stock held by Andrew Ralph and (ii) 90,563 shares of common stock issuable pursuant to Common Warrants held by Mr. Ralph, which are subject to a 4.9% Exercise Limit.
(13)	Consists of (i) 409,812 shares of common stock held by Brad Hively, (ii) 44,000 shares of common stock subject to RSUs held by Mr. Hively that will vest within 60 days following April 30, 2025, (iii) 2,142,886 shares of common stock subject to options held by Mr. Hively that are exercisable or will become exercisable within 60 days following April 30, 2025, and (iv) 22,640 shares of common stock issuable pursuant to Common Warrants held by Mr. Hively, which are subject to a 4.99% Exercise Limit. Mr. Hively is a member of the Company’s Board of Directors and was the Company’s Chief Executive Officer from November 2021 through June 2023.
(14)	Consists of (i) 437,819 shares of common stock held by Daniel Virnich, (ii) 49,629 shares of common stock subject to RSUs held by Mr. Virnich that will vest within 60 days following April 30, 2025, (iii) 1,184,077 shares of Common Stock issuable upon exercise of stock options held by Mr. Virnich that are exercisable or will become exercisable within 60 days following April 30, 2025, and (iv) 11,320 shares of common stock issuable pursuant to Common Warrants held by Mr. Virnich, which are subject to a 9.99% Exercise Limit. Mr. Virnich is the Company’s Chief Executive Officer and a member of the Company’s Board of Directors.
(15)	Consists of (i) 151,409 shares of common stock held by Karen Johnson, (ii) 52,000 shares of common stock subject to RSUs held by Ms. Johnson that will vest within 60 days following April 30, 2025, and (iii) 18,112 shares of common stock issuable pursuant to Common Warrants held by Ms. Johnson, which are subject to a 4.99% Exercise Limit. Ms. Johnson is a member of the Company’s Board of Directors.
(16)	Consists of (i) 30,925 shares of common stock held by Yale Podnos, (ii) 4,382 shares of common stock subject to RSUs held by Mr. Podnos that will vest within 60 days following April 30, 2025, (iii) 275,069 shares of common stock subject to options held by Mr. Podnos that are currently exercisable or will become exercisable within 60 days following April 30, 2025, and (iv) 4,528 shares of common stock issuable pursuant to Common Warrants held by Mr. Podnos, which are subject to a 4.99% Exercise Limit. Mr. Podnos is the Company’s Chief Medical Officer.
(17)	Consists of (i) 11,011 shares of common stock held by Jeremy Castle, (ii) 17,520 shares of common stock subject to RSUs held by Mr. Castle that will vest within 60 days following April 30, 2025, (iii) 51,536 shares of common stock subject to options held by Mr. Castle that are currently exercisable or will become exercisable within 60 days following April 30, 2025, and (iv) 4,528 shares of common stock issuable pursuant to Common Warrants held by Mr. Castle, which are subject to a 4.99% Exercise Limit. Mr. Castle is the Company’s Chief Operations Officer.
(18)	Consists of (i) 14,086 shares of common stock held by Robert Carter, (ii) 3,895 shares subject to RSUs held by Mr. Carter that will vest within 60 days following April 30, 2025, (iii) 37,904 shares of common stock subject to options held by Mr. Carter that are currently exercisable or will become exercisable within 60 days following April 30, 2025, and (iv) 4,528 shares of common stock issuable pursuant to Common Warrants, which are subject to a 4.99% Exercise Limit. Mr. Carter is the Company’s Chief Financial Officer.

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PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of, or a combination of, the following methods when disposing of shares or interests therein:

  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
  distributions to members, partners, stockholders or other equityholders of the Selling Securityholders;
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A Selling Securityholder that is an entity may elect to make an in-kind distribution of share of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Securityholders for purposes of this prospectus.

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In connection with the sale of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if applicable, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The aggregate proceeds to the Selling Securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants.

The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

Any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood, for the avoidance of doubt, that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Securityholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Securityholders shall have resold or otherwise disposed of all the shares covered by this prospectus, (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, dated as of March 26, 2025, by and among the Company and the Selling Securityholders, or the Registration Rights Agreement, such that they may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect, and (iii) five years after the date of the Registration Rights Agreement.

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LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the securities of the Company offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of The Oncology Institute, Inc. as of December 31, 2024 and 2023 and for each of the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$10,388.88
FINRA filing fee	$(1)
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

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Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Our Charter provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Charter provides that we will indemnify any indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an indemnitee under certain circumstances.

Our Charter provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits

		Incorporated by Reference				Filed Herewith
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of The Oncology Institute, Inc.	8-K	001-39248	3.1	November 18, 2021
3.2	Amended and Restated Bylaws of The Oncology Institute, Inc.	8-K	001-39248	3.2	November 18, 2021
3.3	Certificate of Designation of Series A Common Stock Equivalent Convertible Preferred Stock.	8-K/A	001-39248	3.3	November 22, 2021
3.4	Certificate of Correction to Certificate of Designation of Preferences, Rights and Limitations of Series A Common Stock Equivalent Convertible Preferred Stock.	8-K	001-39248	3.1	March 25, 2025
3.5	Certificate of Amendment to Certificate of Designation of Series A Common Stock Equivalent Convertible Preferred Stock.	8-K	001-39248	3.2	March 25, 2025
4.1	Form of Pre-Funded Warrant	8-K	001-39248	4.1	March 25, 2025
4.2	Form of Common Warrant	8-K	001-39248	4.2	March 25, 2025
4.3	Form of Deerfield Common Warrant	8-K	001-39248	4.3	March 25, 2025
5.1	Opinion of Latham & Watkins LLP.					X
10.1	Securities Purchase Agreement, dated March 24, 2025, by and among the Company and the Purchasers.	8-K	001-39248	10.1	March 25, 2025
10.2	Exchange Agreement, dated March 24, 2025, by and among the Company and the Deerfield Parties	8-K	001-39248	10.2	March 25, 2025
10.3	Registration Rights Agreement, dated March 26, 2025, by and among the Company and the Investors signatory thereto.	8-K	001-39248	10.1	March 27, 2025
23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1).					X
23.2	Consent of BDO USA, P.C., independent registered public accounting firm.					X
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).					X
107	Filing Fee Table.					X
*To be filed by amendment or incorporated by reference in connection with the offering of the securities.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on May 8, 2025.

THE ONCOLOGY INSTITUTE, INC.

By:	/s/ Robert Carter
Robert Carter
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Daniel Virnich and Robert Carter, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel Virnich Daniel Virnich	Chief Executive Officer & Director (Principal Executive Officer)	May 8, 2025

/s/ Robert Carter Robert Carter	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2025

/s/ Richard Barasch Richard Barasch	Director	May 8, 2025

/s/ Karen Johnson Karen Johnson	Director	May 8, 2025

/s/ Mohit Kaushal Mohit Kaushal	Director	May 8, 2025

/s/ Gabriel Ling Gabriel Ling	Director	May 8, 2025

/s/ Anne McGeorge Anne McGeorge	Director	May 8, 2025

/s/ Mark Pacala Mark Pacala	Director	May 8, 2025

/s/ Brad Hively Brad Hively	Director	May 8, 2025